EXHIBIT 99.1

WageWorks Reports Second Quarter 2016 Financial Results

  Total revenue in the second quarter 2016 of $87.7 million
  Second quarter 2016 GAAP net income of $2.9 million or $0.08 per diluted share, Non-GAAP net income of $13.3 million or $0.36 per diluted share
  Second quarter 2016 non-GAAP adjusted EBITDA of $27.5 million, a 24 percent increase year-over-year

SAN MATEO, Calif., Aug. 09, 2016 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the “Company”) (NYSE:WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its second quarter ended June 30, 2016.

“The first half of 2016 was another strong one for WageWorks. Our selling season is progressing extremely well due to record interest in all of our products. Employers are increasingly choosing us as their administrator for Consumer Directed Benefits because of our service excellence and the ease of use of our programs on one consolidated platform. We have entered into several new channel partnerships and have expanded others. We expect this positive momentum to continue in the second half of the year as we capitalize on the expansion we are seeing in the industry,” said Joe Jackson, Chief Executive Officer of WageWorks.

For the second quarter, WageWorks reported total revenue of $87.7 million, compared to $82.8 million for the second quarter of 2015, an increase of 6 percent. Healthcare revenue was $48.1 million, compared to $43.8 million for the second quarter of 2015, an increase of 10 percent. Commuter revenue was $17.4 million, compared to $16.0 million for the second quarter of 2015, an increase of 9 percent. COBRA revenue was $17.9 million, compared to $12.3 million for the second quarter of 2015, an increase of 46 percent. Other revenue was $4.4 million, compared to $10.6 million for the second quarter of 2015.

GAAP operating income was $4.6 million for the second quarter of 2016, compared to GAAP operating income of $6.8 million for the second quarter of 2015. On a non-GAAP basis, second quarter of 2016 operating income was $22.3 million, an increase compared to non-GAAP operating income of $17.5 million for the second quarter of 2015.

GAAP net income was $2.9 million, or $0.08 per diluted share, for the second quarter of 2016, compared to GAAP net income of $3.5 million, or $0.10 per diluted share, for the second quarter of 2015.

On a non-GAAP net income basis, second quarter of 2016 net income was $13.3 million, or $0.36 per diluted share, an increase compared to non-GAAP net income of $10.3 million, or $0.28 per diluted share, for the second quarter of 2015. Non-GAAP net income for the second quarter of 2015 and 2016 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, severance costs related to integration initiatives and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $27.5 million for the second quarter of 2016, a 24 percent increase compared to non-GAAP adjusted EBITDA of $22.2 million for the second quarter of 2015.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the second quarter 2016 and 2015 is detailed in the tables provided in this press release.

As of June 30, 2016, WageWorks had cash and cash equivalents totaling $569.0 million. This compares to cash and cash equivalents totaling $500.9 million as of December 31, 2015.

The Company's Conference Call Information
WageWorks will host a conference call today, August 9, 2016, at 5:00 p.m. ET to discuss the Company’s second quarter ended June 30, 2016 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com.  Those wishing to participate in the live call should dial (844) 778-4142  (toll-free) or (661) 378-9625, and enter pass code 49455016.  Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com.  A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 49455016.

Non-GAAP Financial Information
To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the first quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, carrier, and exchange relationships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner, carrier,and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks
WageWorks (NYSE:WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for 58,000 employers and approximately 4.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
		(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$43,814	$48,070	$91,103	$98,440
Commuter	16,028	17,383	31,925	34,759
COBRA	12,313	17,879	24,883	33,285
Other	10,602	4,393	20,142	8,243
Total revenues	82,757	87,725	168,053	174,727
Operating expenses:
Cost of revenues (excluding amortization of internal use software)	29,775	28,411	61,846	59,671
Technology and development	11,783	11,157	22,368	20,988
Sales and marketing	12,490	14,385	25,621	28,305
General and administrative	13,119	17,130	26,684	31,745
Amortization and change in contingent consideration	6,732	11,695	13,011	19,140
Employee termination and other charges	2,080	313	2,080	313
Total operating expenses	75,979	83,091	151,610	160,162
Income from operations	6,778	4,634	16,443	14,565
Other income (expenses):
Interest income	17	97	19	183
Interest expense	(609)	(409)	(1,184)	(814)
Other income (expense)	222	6	288	2
Income before income taxes	6,408	4,328	15,566	13,936
Income tax provision	(2,890)	(1,475)	(6,409)	(5,287)
Net income	$3,518	$2,853	$9,157	$8,649

Basic net income per share	$0.10	$0.08	$0.26	$0.24
Diluted net income per share	$0.10	$0.08	$0.25	$0.23

Shares used in basic net income per share calculations	35,761	36,361	35,659	36,139
Shares used in diluted net income per share calculations	36,596	37,195	36,634	36,862

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
		(unaudited)
		(in thousands)
Cost of revenues	$898	$1,818	$1,699	$2,968
Technology and development	295	659	342	1,144
Sales and marketing	668	791	1,332	1,498
General and administrative	2,952	5,583	5,876	9,232
	$4,813	$8,851	$9,249	$14,842

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	June 30, 2016
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$500,918	$568,993
Restricted cash, current portion	332	332
Accounts receivable, less allowance for doubtful accounts of $1,071 and $1,861 at December 31, 2015 and June 30, 2016, respectively	72,271	93,979
Prepaid expenses and other current assets	13,254	18,239
Total current assets	586,775	681,543
Property and equipment, net	47,955	48,426
Goodwill	157,109	157,109
Acquired intangible assets, net	82,616	90,769
Deferred tax assets	9,837	9,837
Other assets	4,447	4,275
Total assets	$888,739	$991,959

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$60,541	$71,399
Customer obligations	400,821	468,153
Short-term contingent payment	739	—
Other current liabilities	2,893	1,589
Total current liabilities	464,994	541,141
Long-term debt	78,996	79,064
Other non-current liabilities	7,780	10,152
Total liabilities	551,770	630,357
Stockholders' equity:
Common stock, $0.001 par value (authorized 1,000,000 shares; 36,055 shares issued and 35,936 shares outstanding at December 31, 2015 and 36,925 shares issued and 36,580 shares outstanding at June 30, 2016)	36	38
Additional paid-in capital	343,166	368,519
Treasury stock at cost (119 shares at December 31, 2015 and 345 shares at June 30, 2016)	(5,003)	(14,374)
Retained earnings (accumulated deficit)	(1,230)	7,419
Total stockholders' equity	336,969	361,602
Total liabilities and stockholders’ equity	$888,739	$991,959

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2015	2016
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$9,157	$8,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,153	3,813
Amortization and change in contingent consideration	13,011	19,042
Stock-based compensation	9,249	14,842
Loss on disposal of fixed assets	27	199
Provision for doubtful accounts	246	996
Deferred taxes	1,804	-
Excess tax benefit related to stock-based compensation	(4,255)	(5,287)
Changes in operating assets and liabilities:
Accounts receivable	(2,797)	(22,704)
Prepaid expenses and other current assets	(2,999)	302
Other assets	2,057	172
Accounts payable and accrued expenses	8,628	(1,848)
Customer obligations	46,697	67,332
Other liabilities	3,983	1,136
Net cash provided by operating activities	87,961	86,644
Cash flows from investing activities:
Purchases of property and equipment	(11,258)	(10,430)
Cash paid for acquisition of intangible assets	-	(14,259)
Net cash used in investing activities	(11,258)	(24,689)
Cash flows from financing activities:
Proceeds from exercise of common stock	2,812	9,665
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	1,378	1,192
Payment of contingent consideration	(2,070)	(653)
Payment for treasury stock acquired	-	(9,371)
Excess tax benefit related to stock-based compensation	4,255	5,287
Net cash provided by (used in) financing activities	6,375	6,120
Net increase in cash and cash equivalents	83,078	68,075
Cash and cash equivalents at beginning of period	413,301	500,918
Cash and cash equivalents at end of period	$496,379	$568,993

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016

GAAP income from operations	$6.8	$4.6	$16.4	$14.6
Stock-based compensation expense	4.8	8.8	9.2	14.8
Amortization of acquired intangibles	3.8	8.6	7.6	12.9
Employee termination and other charges	2.1	0.3	2.1	0.3
Contingent consideration expense	-	-	0.1	-
Non-GAAP income from operations	$17.5	$22.3	$35.4	$42.6
Non-GAAP income from operations as a percentage of total revenue	21.1%	25.4%	21.1%	24.4%

Net income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016

GAAP net income	$3.5	$2.9	$9.2	$8.7
Stock-based compensation expense	4.8	8.8	9.2	14.8
Amortization of acquired intangibles	3.8	8.6	7.6	12.9
Employee termination and other charges	2.1	0.3	2.1	0.3
Contingent consideration expense	-	-	0.1	-
Tax effect of above adjustments *	(3.9)	(7.3)	(7.4)	(11.5)
Non-GAAP net income	$10.3	$13.3	$20.8	$25.2

Weighted-average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	36.6	37.2	36.6	36.9

Non-GAAP diluted net income per share	$0.28	$0.36	$0.57	$0.68

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016	2015	2016
GAAP net income	$3.5	$2.9	$9.2	$8.7
Interest income	(0.0)	(0.1)	(0.0)	(0.2)
Interest expense	0.6	0.4	1.2	0.8
Income tax provision	2.9	1.5	6.4	5.3
Depreciation	1.6	2.0	3.2	3.8
Amortization and change in contingent consideration	6.7	11.7	13.0	19.1
Stock-based compensation expense	4.8	8.8	9.2	14.8
Employee termination and other charges	2.1	0.3	2.1	0.3
Adjusted EBITDA	$22.2	$27.5	$44.2	$52.6

Investor Contact:
Staci Mortenson
ICR
203-682-8273
Staci.mortenson@icrinc.com

Media Contact:
Britta Meyer
WageWorks, Inc.
650-577-5208
Britta.Meyer@wageworks.com